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                                                                    Exhibit 16.1

[LETTERHEAD KERBER ECK & BRAECKEL LLP]

                               January 26, 1998

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Davel Communications Group, Inc.
     File No. 0-22610

     We have read Item 4 included in the attached Form 8-K dated January 26, 1998, of Davel Communications Group, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                        Sincerely,

                                        KERBER, ECK & BRAECKEL LLP


JMC:mah
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